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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               MCE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


            Michigan                                    38-3260790
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


  310 Dino Drive, Ann Arbor, Michigan                     48103
(Address of principal executive offices)                (Zip Code)


If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and                   12(g) of the Exchange Act and
is effective pursuant to General                is effective pursuant to General
Instruction A.(c), please check                 Instruction A.(d), please check
the following box. [  ]                         the following box. [ X ]

Securities Act registration statement file number to which this form relates:
333-42360
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each Class             Name of Each Exchange on Which
          to be so Registered               Each Class is to be Registered
          -------------------             --------------------------------

          None                            N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, without par value
                                (Title of Class)



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ITEM 1.   Description of Registrant's Securities to be Registered

         Incorporated by reference to the section entitled "Description of Capital Stock" contained in Registrant's Registration Statement on Form S-1 filed on July 27, 2000 (File No. 333-42360) (the "S-1 Registration Statement"), as amended by Amendment No. 1 to the S-1 Registration Statement, filed on August 31, 2000, and Amendment No. 2 to the S-1 Registration Statement, filed on September 19, 2000.

ITEM 2.   Exhibits

         The following exhibits are filed as a part of this registration statement:

         3.2* Restated Articles of Incorporation of the Registrant, to be effective upon the closing of the initial public offering of Common Stock of the Registrant pursuant to the S-1 Registration Statement.

         3.4* Restated Bylaws of the Registrant, to be effective upon the closing of the initial public offering of Common Stock of the Registrant pursuant to the S-1 Registration Statement.

         4.1 *    Specimen Stock Certificate representing the Common Stock.
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* Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-42360, filed with the Securities and Exchange Commission on August 31, 2000.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            MCE COMPANIES, INC.


                                            By:      /s/ John L. Smucker
                                                     ---------------------------
                                                     John L. Smucker
                                                     President
Dated: September 19, 2000

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                                Index to Exhibits

Exhibit
No.               Description
-------           -----------
3.2 *             Restated Articles of Incorporation of the Registrant, to be
                  effective upon the closing of the initial public offering of Common Stock of the Registrant pursuant to the S-1
                  Registration Statement.

3.4 * Restated Bylaws of the Registrant, to be effective upon the closing of the initial public offering of Common Stock of the Registrant pursuant to the S-1 Registration Statement.

4.1 *             Specimen Stock Certificate representing the Common Stock.
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* Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-42360, filed with the Securities and Exchange Commission on August 31, 2000.


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